EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and Board of Directors

Medical Action Industries Inc.

We have issued our reports dated June 8, 2009, accompanying the consolidated financial statements and schedule and management’s assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Medical Action Industries Inc. and Subsidiaries on Form 10-K for the year ended March 31, 2009. We hereby consent to incorporation by reference of said reports in the Registration Statement on Forms S-8 (File No 333-138400, 333-138401, and 333-138402, effective November 3, 2006).

/s/ GRANT THORNTON LLP

New York, New York

June 8, 2009